UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
As previously reported, on December 11, 2013, UNS Energy Corporation, (UNS Energy), entered into an Agreement and Plan of Merger (the Merger Agreement) with FortisUS Inc., a Delaware corporation (Fortis), Color Acquisition Sub Inc., an Arizona corporation and a wholly owned subsidiary of Fortis (Merger Sub), and, solely for the purposes of Sections 5.5(c) and 8.15, Fortis Inc., a corporation incorporated under the Corporations Act of Newfoundland and Labrador and the parent company of Fortis.

The Merger Agreement provides for a business combination whereby Merger Sub will merge with and into UNS Energy (Merger). As a result of the Merger, the separate corporate existence of Merger Sub will cease and UNS Energy will continue as a wholly owned subsidiary of Fortis.

The Merger is subject to: the approval of UNS Energy's shareholders and regulators, including the Arizona Corporation Commission (ACC) and the Federal Energy Regulatory Commission; the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; review of the Merger by the Committee on Foreign Investment in the United States; and the satisfaction of other customary closing conditions.

On January 10, 2014, UNS Energy filed an application with the ACC requesting that the ACC approve the transaction as soon as practicable. UNS Energy expects to file testimony in support of the merger application in the near future. A copy of the merger application can be found through a link at http://www.uns.com/acquisition/.

UNS Energy and Tucson Electric Power Company (TEP) are providing the address of UNS Energy’s website solely for the information of investors and do not intend the address to be an active link. Information contained at UNS Energy’s website is not part of, and not incorporated by reference into, any report filed with the Securities and Exchange Commission (SEC) by UNS Energy or TEP.

Participants in Solicitation
UNS Energy, Fortis and certain of their respective directors and officers may be deemed to be participants in the solicitation of proxies from UNS Energy’s stockholders with respect to the meeting of stockholders that will be held to consider the proposed transaction. Information about UNS Energy’s directors and executive officers and their ownership of UNS Energy’s common stock is set forth in its 2012 Annual Report on Form 10-K filed with the SEC on February 27, 2013, and the proxy statement for UNS Energy’s 2013 annual meeting of stockholders, which was filed with the SEC on March 21, 2013. Information about Fortis' directors and executive officers may be found in its Management and Information Circular available on its website at www.fortisinc.com. Stockholders may obtain additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the proposed transaction, which may be different than those of UNS Energy’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.

Additional Information
In connection with the Merger, UNS Energy will file a proxy statement with the SEC. The Merger will be submitted to UNS Energy’s stockholders for their consideration. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND UNS ENERGY. The final proxy statement will be mailed to UNS Energy’s stockholders. Investors will also be able to obtain the proxy statement, as well as other filings containing information about UNS Energy, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by UNS Energy with the SEC can also be obtained, free of charge, by directing a request to Library and Resource Center, UNS Energy Corporation, 88 E. Broadway Boulevard, Mail Stop HQW302, Tucson, Arizona 85701.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 10, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer
Date: January 10, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Chief Financial Officer